Exhibit j under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K


  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information in Post-Effective Amendment Number 45 to the Registration Statement (Form N-1A, No. 2-98237) of Federated Intermediate Municipal Trust, and to the incorporation by reference of our report, dated July 18, 2008, on the Federated Intermediate Municipal Trust (one of the portfolios constituting Federated Institutional Trust) included in the Annual Shareholder Report for the year ended May 31, 2008.



                                                       ERNST & YOUNG LLP

Boston, Massachusetts
September 24, 2008